EXHIBIT 10.64

STATE OF NORTH CAROLINA

LEASE AGREEMENT

COUNTY OF IREDELL

THE LEASE AGREEMENT is made this 4 day of September, 2002 by and between Cairn Studio Ltd. (hereinafter called the “Lessor”) and Polar Plastics, Inc., a North Carolina corporation (hereinafter called “Lessee”).

W I T N E S S E T H:

For and in consideration of ten dollars ($10.00) paid to each in hand, receipt whereof is hereby acknowledged and in further consideration of the mutual covenants, forbearances and agreements contained herein, the parties hereto for themselves and their respective heirs, successors and assigns, do hereby agree as follows:

1.	DEMISED PREMISES: Lessor hereby leases and lets to Lessee, and Lessee hereby takes and hires from Lessor, upon and subject to the terms, conditions, covenants and provisions hereof, approximately 46,500 square feet within a larger building, situated on 200 McKenzie Road in the City of Mooresville, County of Iredell, State of North Carolina, and shown on the site plan set forth in Exhibit “A” hereto. The Demised Premises is outlined in blue on Exhibit “A”.

2.	TERM: Lessor hereby demises and leases the Demised Premises unto Lessee, its successors and assigns, to have and to hold for a term of six (6) months, commencing the later of 1) two weeks following the full execution of this Lease Agreement or 2) when Lessor removes the racking system from the Demised Premises.

3.	SECURITY DEPOSIT: Twelve Thousand Six Hundred and No/100 Dollars ($12,600.00). Upon the termination of this Lease, provided that Lessee is not in default hereunder, Lessor shall refund to Lessee any of the remaining balance of the Security Deposit subject to final adjustments for payment of any rental required by this Lease.

4.	RENTAL: Throughout the original term of this lease, the Lessee shall pay to the Lessor in advance on the first day of each month, base monthly rental of Twelve Thousand Six Hundred and No/100 Dollars ($12,600.00).

5.	TAXES AND INSURANCE: The Lessee shall be responsible for the payment of their proportionate share of all real property taxes and other ad valorem taxes levied against the Demised Premises. Lessor estimates this expense to be $1,015 per month but in any event will represent to Lessee that said expense will not vary by more than 5% of the estimated amount. Lessee agrees to maintain during the term of this lease in its name, with Lessor and any mortgagee designated by Lessor named additional insured’s, public liability insurance with company or companies licensed to do business, and in good standing, in the State of North Carolina. Such public liability policy shall provide coverage of at least FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for one person and ONE MILLION DOLLARS ($1,000,000.00) for any one accident.

6.	LANDLORD’S REPAIRS AND OBLIGATIONS: Lessor shall, at is expense, maintain only the roof, foundation and structural soundness of the exterior walls, Building in good repair, reasonable wear and tear accepted.

7.	FIRE AND CASUALTY DAMAGE: Lessor agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than one hundred percent (100%) of the replacement cost thereof, insuring against the perils of Fire, Lightning, Wind, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss. Lessor’s cost to maintain such insurance shall be paid by Lessee as additional rental based on Lessee’s proportionate share of the building. Lessor estimates Lessee’s cost to be $235 per month and Lessor will represent to Lessee that actual costs will not vary more than 5% from this estimate.

8.	UTILITIES: Lessee shall be responsible for the payment of all costs of utilities used by Lessee upon the Demised Premises including but not limited to, all service charges and fees for gas, electricity, water, sewer, and telephone services. To calculate electrical utilities Landlord shall calculate the average electrical bill for the previous six (6) months prior to the lease commencement. Any amounts greater than the average amount, shall be paid by Tenant to Landlord on demand. This formula is to calculate the Tenant’s estimated electrical usage to the premises.

9.	REPAIRS AND MAINTENANCE: Except to the extent caused by Landlord, its agents or contractors throughout the term of this Lease, Lessee, at is sole expense, will take good care of the Demised Premises and will make all necessary ordinary repairs thereto. When used in this paragraph, the term “repairs” shall include all necessary replacements, renewals, alterations, additions, and betterments. All repairs made by Lessor or Lessee shall be at least equal in quality and class to the original work.

10.	ENVIRONMENTAL MAINTENANCE: Lessee accepts the responsibility to maintain the Demised Premises in good environmental condition as is but not limited to the following example: Lessee will not allow pouring, spilling, or disposing of hazardous substances on the Demised Premises. Lessee will repair any such damage caused by Lessee, its agent, employees or contractors. The term “hazardous substances” is used in its very broadest sense, and refers to materials which because of their quantity, concentration, or physical, chemical or infectious characteristics may cause or pose a present or potential hazard to human health or the environment when improperly handled, treated, stored, transported, disposed of, or otherwise managed. The term shall include, but is not limited to, all hazardous wastes listed by the U.S. Environmental Protection Agency and the state in which the Property is located under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resources Conservation and Recovery Act (RCRA), the

Toxic Substances Control Act (TSCA), and the Federal Water Pollution Control Act (FWPCA), and comparable state statutes. Lessee shall indemnify and hold harmless Lessor and its members, officers, directors, employees, agents, contractors, successors and assigns for, from and against any and all claims, and actual and direct demands, liabilities, damages, fines, losses, costs (including the cost of compliance with any governmental order) and expenses (including court costs and reasonable attorney’s fees) arising out of or in any way relating to the introduction of any hazardous substances into the Demised Premises by Lessee, its agents, employees or contractors.

In no event shall Lessee be liable for any Hazardous Substances, which existed in the Demised Premises as of the Commencement Date (the “Pre-Existing Conditions”) or for any Hazardous Substances introduced by Lessor, its employees, agents, contractors or invitees.

Lessor represents and warrants that to Lessor’s actual knowledge the Demised Premises does not presently contain and is free from all Hazardous Substances. Lessor has received no notification from any governmental agency or authority relating to Hazardous Substances, in or near the Building. Notwithstanding anything contained herein to the contrary, Lessor covenants not to introduce any Hazardous Substances to the Demised Premises and agrees to indemnify, defend and hold Lessee and its respective agents and employees harmless from and against any and all actual and direct liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorney’s fees) directly or indirectly attributable to any Pre-Existing Conditions or any Hazardous Substances introduced to the Premises or the Building by Lessor, the property manager or their respective employees, agents, contractors or invitees.

11.	ALTERATIONS: Lessee shall have no right to construct any improvements to the Demised Premises except as provided hereinafter in this section. Landlord shall remove the racking systems and other items on the floor of the Premises. Tenant shall be responsible for any other improvements including, but not limited to, erecting a fence around the dock doors approximately thirty (30) feet to demise their space and raising the lighting system to provide adequate clear height where needed.

12.	LESSOR’S COVENANT OF SEISIN, ETC: As of the commencement date of this Lease, Lessor will have fee simple title to the Demised Premises. At that time Lessor will hereby fully warrant the title to said Demised Premises and will defend the same against lawful claims of all persons whomsoever, Lessor represents that as of the Commencement Date, it has full right and authority to lease the Demised Premises and Lessee shall peacefully and quietly hold and enjoy the Demised Premises for the full Term hereof so long as no Event of Default occurs hereunder.

13.	ASSIGNMENT OF LEASEHOLD INTEREST: Lessor shall the option and privilege of assigning this lease to any person, firm, or corporation whomsoever at any time and from time to time, provided such assignee recognizes this lease and assumes all of Lessor’s obligations hereunder and Lessee shall upon request, acknowledge in writing the existence of such assignment.

14.	DEFAULT OF LESSEE: In the event of Lessee’s default in the payment of rent and the failure of Lessee to cure such default within five (5) days after receipt of written notice from Lessor, Lessor may re-enter the Demised Premises and terminate this Lease, and such re-entry and termination shall not prejudice any other rights and remedies of Lessor. Provided that, if prior to the expiration of such ten (10) day period Lessee shall pay to Lessor all such sums due to Lessor for unpaid rent or other sums, Lessee shall hereupon retain all of its rights hereunder, including the right to occupy the Demised Premises. In the event of Lessee’s default other than by failure to pay said rents or other sums, Lessor shall have the same remedies as provided hereinabove this item upon the failure of Lessee to cure such default within thirty (30) days after Lessor has delivered to Lessee a written notice specifying such default with particularity.

15.	DEFAULT OF LESSOR: (a) If Lessor shall fail to observe or perform any provision hereof and such failure shall continue for thirty (30) days after notice to Lessor of such failure, then a “Default of Lessor” shall exist under this Lease, provided, however, that in the case of any such failure which cannot with diligence be cured within such thirty (30) day period, if Lessor shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence.

16.	INDEMNIFICATION OF LESSOR: Lessee shall indemnity and defend Lessor from any claim or any actual and direct loss, or liability attributable to any action or inaction of Lessee or its employees, contractors, agents or invitees in connection with its use of the Demised Premises or any condition of the Demised Premises which is the responsibility of Lessee under this lease.

17.	NOTICES BY LESSOR TO LESSEE: All written notices by Lessor to Lessee shall be sent to Lessee by registered or certified mail addressed to Lessee at Polar Plastics, Inc., 314 Mooresville Boulevard, Charlotte, NC, 28115-7909, or to such other addresses as Lessee may later designate in writing.

18.	NOTICES BY LESSEE TO LESSOR: All written notices by Lessee to Lessor shall be sent to Lessor by registered or certified mail addressed to Lessor at Cairn Studio, Ltd., P.O. Box 400, Davidson, NC, 28036 or to such other addresses as Lessor may later designate in writing.

19.	LEASE BINDING UPON HEIRS, ASSIGNS, ETC.: This agreement constitutes the entire contract between the parties and except as expressly provided herein shall be binding upon the parties hereto, their heirs, executors, administrators, legal representatives, successors, and assigns and also any guarantees of the Lessor. No modification of this lease shall be binding unless evidenced by an agreement in writing signed by both Lessor and Lessee.

20.	HOLDOVER: If Lessee shall hold the Demised Premises after the expiration of the Term hereof, such holding over shall, in the absence of written agreement on the subject, be deemed to have created a tenancy from month to month terminable on thirty (30) days’ notice by either party to the other, at a monthly rental equal to two times the monthly rental payable during the last month of said Term.

21.	SHORT FORM: The parties will execute a short form hereof for recordation purposes upon request of either party hereto.

22.	Cumulative Remedies: Each right and remedy of Lessor provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease and the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease shall not preclude Lessor from exercising any other right or remedies provided for in this Lease.

23.	Severability: If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions shall not be affected thereby, and each term, covenant, condition and provision shall not be affected thereby, and each term, covenant condition, and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

24.	GOVERNING LAW: This lease shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the said parties have hereunto set their hands and seal, the day and year first above written. For all purposes hereof, each of the parties has adopted the phrase “(SEAL)” as its common seal.

	LESSOR: Cairn Studio Ltd.		(SEAL)
ATTEST:
	By:	[Signature Appears Here]	(SEAL)
9/04/2002
, Secretary

	LESSOR: Polar Plastics, Inc.		(SEAL)
ATTEST:
	By:	/s/Claude Jacques	(SEAL)
Claude Jacques
, Secretary		09/04/2002

[Notary Public Seal Appears Here]

EXHIBIT A

[Site Plan Appears Here]

STATE OF NORTH CAROLINA

IREDELL COUNTY

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE dated as of 5th day of February, 2003, by and between Polar Plastics, Inc., a North Carolina Corporation (“Lessee”), and Cairn Studio, Ltd. (“Lessor”).

WITNESSETH:

A. Lessor and Lessee entered into that certain Lease dated September 4, 2002 to which Lessee leased from Lessor 46,500 square feet within a larger building situated at 200 McKenzie Road, in the City of Mooresville, County of Iredell, State of North Carolina (“the Lease”), as shown on the site plan as set forth in Exhibit A attached to the Lease and incorporated herein by reference.

B. The parties hereto desire to amend said Lease as more particularly set forth below:

NOW, THEREFORE, in consideration of ten dollars ($10.00), other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, and intending to be legally bound hereby, Lessor and Lessee hereby agree with each other as follows:

1.	The term of the Lease shall be extended from March 21, 2003 to September 30, 2003.
2.	Lessee will reduce their dock door access from three (3) dock high doors to two (2) dock high doors.
3.	Throughout the extension term of this lease, the Lessee shall continue to pay to Lessor in advance on the first day of each month base monthly rental of $12,600.
4.	Except as modified hereby all the provisions of the Lease are in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this document under seal by the duly authorized corporate officers.

ATTEST:	LESSOR:
Cairn Studio, Ltd.

	By:	[Signature Appears Here]
(SEAL)

ATTEST:	LESSEE:
Polar Plastics, Inc.

[Notary Seal Appears Here]	By:	/s/ Claude Jacques	(SEAL)
(SEAL)

STATE OF NORTH CAROLINA

IREDELL COUNTY

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE dated as of the 1st day of October, 2003, by and between Polar Plastics, Inc., a North Carolina Corporation (“Lessee”), and Cairn Studio, Ltd. (“Lessor”).

WITNESSETH:

A. Lessor and Lessee entered into that certain Lease dated September 4, 2002 and the First Amendment to Lease dated February 5, 2003 to which Lessee leased from Lessor 46,500 square feet within a larger building situated at 200 McKenzie Road, in the City of Mooresville, County of Iredell, State of North Carolina (“the Lease”), as shown on the site plan as set forth in Exhibit A attached to the Lease and incorporated herein by reference.

B. The parties hereto desire to amend said Lease as more particularly set forth below:

NOW, THEREFORE, in consideration of ten dollars ($10.00), other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, and intending to be legally bound hereby, Lessor and Lessee hereby agree with each other as follows:

1.	The term of the Lease shall be extended from October 1, 2003 to March 31, 2004.
2.	Throughout the term of this lease, the Lessee shall continue to pay to Lessor in advance on the first day of each month base monthly rental of $15,300.
3.	Except as modified hereby all the provisions of the Lease are in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this document under seal by the duly authorized corporate officers.

ATTEST:	LESSOR:
Cairn Studio, Ltd.

	By:	[Signature Appears Here]
(SEAL)

ATTEST:	LESSEE:
Polar Plastics, Inc.

[Notary Seal Appears Here]	By:	/s/ Claude Jacques	(SEAL)
(SEAL)